UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2016

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin	54942
(Address of principal executive offices)	(Zip code)

(920) 734-5712
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

School Specialty, Inc. (the “Company”) will hold its Annual Meeting of Stockholders on Thursday, June 16, 2016 (the “2016 Annual Meeting”), at 10:00 a.m., Central time, and located at W6316 Design Drive, Greenville, Wisconsin 54942.  The record date for the 2016 Annual Meeting will be April 18, 2016.

Because the Company changed its fiscal year end from the last Saturday in April to the last Saturday in December and changed the date of its 2016 Annual Meeting more than 30 days from the anniversary of the 2015 Annual Meeting of Stockholders, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has set a deadline of March 18, 2016 for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 for inclusion in the Company’s proxy materials for the 2016 Annual Meeting.

Nominations, other than by or at the direction of the board of directors of the Company, of candidates for election as directors at the 2016 Annual Meeting, and any other stockholder proposed business to be brought before the 2016 Annual Meeting in accordance with the Company’s bylaws must be received at the Company’s principal executive offices no later than March 18, 2016.

Any such proposals or nominations should be directed to Amy Coenen, Assistant Secretary at the Company’s principal executive offices, W6316 Design Drive, Greenville, Wisconsin 54942.  To avoid disputes as to the date of receipt, it is suggested that any such proposal or nomination be submitted by certified mail, return receipt requested.

The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements, including the requirements under Rule 14a-8 for proposals submitted for inclusion in the Company’s proxy materials and under the Company’s bylaws for other proposals and nominations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2016	SCHOOL SPECIALTY, INC.

By: /s/ Kevin Baehler
Kevin Baehler
Senior Vice President
and Chief Accounting Officer

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